UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2014

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2014, the Board of Directors (the “Board”) of Exponent, Inc. (the “Company”), approved a revised form of indemnification agreement and authorized the Company to enter into such agreement with each of the Company’s executive officers and directors.  The Company expects that each of its executive officers and directors will execute such agreement, which will supersede the prior indemnification agreements previously entered into between such persons and the Company.

The revised form of indemnification agreement modifies certain terms of the prior indemnification agreements, by, among other things, (i) clarifying that the Company shall not be obligated to indemnify persons for certain incentive compensation “clawbacks”; (ii) streamlining the expense advancement procedures; (iii) extending the scope of indemnifiable events to those occurring while a person is a director, officer, employee, or agent of a predecessor corporation of the Company; and (iv) providing that the Company will require any successor entity to assume the indemnification agreement. Under both the prior form of indemnification agreement and the revised agreement, the Company agrees to indemnify executive officers and directors to the fullest extent permitted under applicable law.

The foregoing description of the revised form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2014, the Board adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective May 29, 2014.

A new section 8.6 was added to Article VIII of the Bylaws to (i) authorize the Board to designate from time to time engineers to act in responsible charge for all engineering activities of the Company in jurisdictions that require such designations and (ii) provide that all engineering decisions pertaining to engineering activities of the Company in the states of Alaska and Washington will be made by the engineers in responsible charge designated by the Board for each respective state, or other engineers under the direction or supervision of the engineers in responsible charge.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws of the Company (including the new section 8.6 under Article VIII), which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 29, 2014, we held our annual meeting of stockholders. A total of 13,141,368 shares of our common stock were outstanding as of April 2, 2014, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Michael R. Gaulke, Paul R. Johnson, Ph.D., Karen A. Richardson, Stephen C. Riggins, John B. Shoven, Ph.D., and Debra L. Zumwalt. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker non-votes
Michael R. Gaulke	10,908,983	197,172	27,001	1,356,470
Paul R. Johnston, Ph.D.	11,091,933	36,109	5,114	1,356,470
Karen A. Richardson	11,052,792	54,848	25,516	1,356,470
Stephen C. Riggins	11,043,581	63,594	25,981	1,356,470
John B. Shoven, Ph.D.	11,969,801	132,506	30,849	1,356,470
Debra L. Zumwalt	11,078,750	28,890	25,516	1,356,470

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2014

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending January 2, 2015. The results of the vote were as follows:

For	12,450,542

Against	34,141

Abstentions	4,943

Proposal Three: Advisory Vote on Executive Compensation for Fiscal 2013

Our stockholders approved, on an advisory basis, the fiscal 2013 compensation of our named executive officers in accordance with SEC rules. The results of the vote were as follows:

For	10,920,648

Against	194,094

Abstentions	18,414

Broker non-votes	1,356,470

Item 8.01. Other Events

On May 29, 2014, the Company announced that its Board authorized up to an additional $35 million for the repurchase of the Company’s common stock. The Company may pursue such repurchases from time to time in the open market or privately negotiated transactions in compliance with the Securities and Exchange Commission’s Rule 10b-18. In total the Company currently has $54 million of total authorization available to repurchase shares.

A copy of the press release announcing the authorization of additional stock repurchases is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.2	Amended and Restated Bylaws of the Company, as amended and restated May 29, 2014

10.1	Form of Indemnification Agreement entered into or proposed to be entered into between the Company and its executive officers and directors

99.1	Press release dated May 29, 2014, announcing the repurchase authorization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: May 29, 2014

Exhibit Index

Exhibit 3.2	Amended and Restated Bylaws of the Company, as amended and restated May 29, 2014

Exhibit 10.1	Form of Indemnification Agreement entered into or proposed to be entered into between the Company and its executive officers and directors

Exhibit 99.1	Press release dated May 29, 2014, announcing the repurchase authorization